Exhibit 99.1

Apolo Gold & Energy Inc Announces $1 Million Private Placement

Hong Kong, December 6, 2013 (Marketwired via COMTEX) -- Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, is pleased to announce that it has completed a private placement for restricted shares.

The Company completed the private placement of 5,000,000 shares of its common stock at $0.20 per share for total consideration of $1,000,000. As required, the shares are restricted pursuant to Rule 144 of the US Securities and Exchange Act 0f 1933.

The Company plans to use the funds toward acquisitions and general company purposes. The company is considering several more rounds of private placements under similar terms over the short term for additional acquisitions.

Kelvin Chak, CEO stated, “this is a another positive step for the Company in financing the full roll out of our business plan.”

Kelvin Chak, President & CEO

FOR FURTHER INFORMATION PLEASE CONTACT:

Apolo Gold & Energy Inc.

9th floor, Kam Chung Commercial Bldg,

19-21 Hennessy Road, Wanchai, Hong Kong.

Tel +852-3111-7718

info@ApoloGoldUS.com

www.apologoldus.com

SOURCE: Apolo Gold & Energy Inc.